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                                                                    EXHIBIT 15.1

                                August 16, 2001




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:      Patterson-UTI Energy, Inc.
         Registration on Form S-8

         We are aware that our report dated April 19, 2001, on our review of interim financial information of Patterson-UTI Energy, Inc. (f/k/a "Patterson Energy, Inc.") (herein the "Company") for the period ended March 31, 2001, and is included in the Company's Quarterly Report on Form 10-Q for the quarter then ended is incorporated by reference in this Registration Statement on Form S-8.

                                               Yours very truly,

                                               /s/ PricewaterhouseCoopers LLP